EXHIBIT 99.1
FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Brian J. Roney	Leslie Loyet	Tim Grace
Chief Financial Officer	General Inquiries	Media Inquiries
Telephone: (248) 358-1171	(312) 640-6672	(312) 640-6667
E-mail: invrelations@npte.com
FOR IMMEDIATE RELEASE
FRIDAY, JUNE 30, 2006
NORTH POINTE HOLDINGS CORPORATION INCREASES
CREDIT FACILITY TO $25 MILLION
SOUTHFIELD, MI — June 30, 2006 — North Pointe Holdings Corporation (Nasdaq: NPTE) today announced that it has renegotiated and extended its existing credit facility. The three-year revolving credit facility now provides for borrowings of up to $25 million. The new agreement is with a syndicate led by Comerica Bank and includes JPMorgan Chase Bank, N.A. and Fifth Third Bank, and will be available for working capital and expansion opportunities.
“We are pleased to have increased and extended our bank facility,” stated James Petcoff, chairman and chief executive officer. “It provides North Pointe with enhanced liquidity to pursue growth opportunities. The facility is an integral part of the Company’s long-term strategy to expand its operations through organic growth and acquisition in an opportunistic fashion, and continue to strengthen the financial position of its underlying insurance company subsidiaries.”
About the Company
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.
Safe Harbor Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention
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P.O. Box 2223, Southfield, MI 48037-2223 • 28819 Franklin Road, Southfield, MI 48034-1656
(800) 229-NPIC • (248) 358-1171 • Fax (248) 357-3895

North Pointe Holdings Corporation
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and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com
P.O. Box 2223, Southfield, MI 48037-2223 • 28819 Franklin Road, Southfield, MI 48034-1656
(800) 229-NPIC • (248) 358-1171 • Fax (248) 357-3895